EMPLOYMENT AGREEMENT

THIS  AGREEMENT  effective  as  of  the  23rd day of April, 1999 (the "Effective
Date").

BETWEEN:

SUNCOM TELECOMMUNICATIONS INC., a company duly incorporated pursuant to the federal laws of Canada having an office at 120 North LaSalle Street, Suite 1000, Chicago, Illinois, USA, 60602

(the  "Company")
                                                               OF THE FIRST PART

AND:

KEVIN  WIELGUS,  businessman,  of  536  South Lyman, Des Plaines, Illinois, USA,
60016

(the  "Employee")
                                                              OF THE SECOND PART

RECITALS

WHEREAS the Company has requested the assistance of the Employee in providing certain employment services, as hereinafter described;

WHEREAS the Employee has agreed to provide such assistance and services to the Company in accordance with the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

1.          DUTIES  AND  DEVOTION  OF  TIME

1.1 Duties. During the term of this Agreement the Employee shall be responsible for the duties contained in Schedule "A" attached hereto and incorporated herein by this reference (the "Duties").

1.2 Devotion of Time. The parties hereto acknowledge and agree that the work of the Employee is and shall be of such a nature that regular hours are insufficient and impractical and occasions may arise whereby the Employee shall be required to work more than eight (8) hours per day and/or five (5) days per week. It is also anticipated that the Employee may be required to work during evenings, Saturdays, Sundays and Public Holidays. The Employee agrees that the consideration set forth herein shall be in full and complete satisfaction for such work and services, regardless of when and where such work and services are performed. The Employee further releases the Company from any claims for overtime pay or other such compensation which may accrue to the Employee by reason of any existing or future legislation or otherwise. Notwithstanding the foregoing, the Company agrees that so long as the Employee properly discharges his duties hereunder, the Employee may devote the remainder of his time and attention to other non-competing business pursuits.

1.3 Business Opportunities the Property of the Company. The Employee agrees to communicate immediately to the Company all business opportunities, inventions and improvements in the nature of the business of the Company which, during the term of this Agreement, the Employee may conceive, make or discover, become aware of, directly or indirectly, or have presented to him in any manner which relates in any way to the Company, either as it is now or as it may develop, and such business opportunities, inventions or improvements shall become the exclusive property of the Company without any obligation on the part of the Company to make any payments therefor in addition to the salary and benefits herein described to the Employee.

1.4 No Personal Use. The Employee shall not use any of the work the Employee shall perform for the Company for any personal purposes without first obtaining the prior written consent of the Company.

2.          SALARY,  BONUSES  AND  BENEFITS

2.1 Salary. In consideration of the Employee providing the services referred to herein, the Company agrees to pay the Employee a monthly base salary (the "Monthly Base Salary") of ten thousand U.S. dollars ($10,000) less applicable deductions, payable bi-weekly, plus the performance bonus as set out below, subject to increase from time to time as approved by the Board of Directors of the Company or as agreed to in writing from time to time by both parties.

2.2          Benefits.  The  Company  shall  provide,  maintain  and  pay  for:

(a) medical insurance for the Employee and his immediate family as is provided by the Company's medical services plan; and

(b) such extended health and other benefits for the Employee and his immediate family as are provided to other employees of the Company, subject to the eligibility of the Employee.

2.3 Performance Bonus. The Company will pay to the Employee a performance bonus (the "Performance Bonus") for the year ended December 31, 1999 in the amount of one million (1,000,000) common shares in the capital of the Company for the realization of specified performance objectives, as initially defined in Schedule "B" attached hereto and incorporated hereinafter by reference, and for subsequent calender years, in such number of shares and upon such performance objectives as is set from time to time by the Board of Directors of the Company, or as amended in writing from time to time by the Board of Directors of the Company.

2.4 Payment in Cash or Shares. All payments payable by the Company to the Employee, including the Monthly Base Salary, the Performance Bonus and reimbursement of expenses under Section 4.1 hereof, shall be payable in cash or, at the election of the Employee, and subject to the approval of the regulatory authorities, such will be paid in whole or in part in common shares in the capital of the Company ("Remuneration Shares"), issued at the 10 day average closing price (for the 10 days prior to the Employee's election) of the Company's common shares on any stock exchange or quotation system upon which the Company's common shares are listed or quoted for trading.

2.5 Registration of Performance Bonus Shares. To ensure that any shares issued to the Employee under paragraph 2.3 of this Agreement are freely tradable, the Company shall register with the United States Securities and Exchange Commission (the "SEC") any such shares issued. Upon or as soon as is practical after the issuance of such shares, the Company shall file a form S-8 or other appropriate form with the SEC to effect registration.

2.6 Signing Bonus. In consideration of the Employee entering into this Agreement, the Company agrees to pay the Employee a signing bonus of one million two hundred and fifty thousand (1,250,000) common shares in the capital of the Company (the "Signing Bonus Shares"). The Signing Bonus Shares shall be paid within thirty (30) days of the execution of this Agreement by all parties hereto. The Employee acknowledges that the Signing Bonus Shares will be subject to a one year hold period; however, the Company will add registration of the Signing Bonus Shares to any other share registration that the Company may file with the SEC during the year.

3.          VACATION

3.1 Entitlement to Vacation. The Company acknowledges that the Employee shall be entitled to an annual vacation of three (3) weeks. The
Employee shall use his best efforts to ensure that such vacation is arranged with the Company in advance such that it does not unduly affect the operations of the Company.

3.2 Increase in Vacation. The period set out in Section 3.1 above may be increased from time to time as mutually agreed to by the Employee and the Board of Directors.

4.          REIMBURSEMENT  OF  EXPENSES

4.1 Reimbursement of Expenses. The Employee shall be reimbursed for all reasonable out-of-pocket expenses incurred by the Employee in or about the execution of the Duties contained herein, including without limitation, all reasonable travel and promotional expenses payable or incurred by the Employee in connection with the Duties under this Agreement. All payments and reimbursements shall be made within ten (10) days of submission by the Employee of vouchers, bills or receipts for such expenses.

5.          CONFIDENTIAL  INFORMATION

5.1 Confidential Information. The Employee shall not, either during the term of this Agreement or at any time thereafter, without specific consent in writing, disclose or reveal in any manner whatsoever to any other person, firm or corporation, nor will he use, directly or indirectly, for any purpose other than the purposes of the Company, the private affairs of the Company or any confidential information which he may acquire during the term of this Agreement with relation to the business and affairs of the directors and shareholders of the Company, unless the Employee is ordered to do so by a court of competent jurisdiction or unless required by any statutory authority.

5.2 Non-Disclosure Provisions. The foregoing provision shall be subject to the further non-disclosure provisions contained in Schedule "C" attached hereto and incorporated hereinafter by this reference.

5.3 Provisions Survive Termination. The provisions of this section shall survive the termination of this Agreement.

6.          TERM

6.1 Term. This Agreement shall remain in effect until terminated in accordance with any of the provisions contained in this Agreement.

7.          TERMINATION

7.1 Termination by Employee. Notwithstanding any other provision contained herein, the parties hereto agree that the Employee may terminate this Agreement, with or without cause, by giving ninety (90) days written notice of such intention to terminate.

7.2 Resignation or Cessation of Duties. In the event that the Employee ceases to perform all of the Duties contained herein, other than by reason of the Employee's death or disability, or if the Employee resigns unilaterally and on his own initiative from all of his positions this Agreement shall be deemed to be terminated by the Employee as of the date of such cessation of Duties or such resignation, and the Company shall have no further obligations under
Section  2  hereof.

7.3 Termination by Company. The Company may terminate this agreement at any time for just cause. The parties further agree that except for termination for just cause, the Company may not terminate this Agreement without payment, at that time, to the Employee of a termination allowance equivalent to one and one-half (1.5) months of the Monthly Base Salary payable by the Company to the Employee, regardless of the date of termination.

7.4 Death. In the event of the death of the Employee during the term of this Agreement, this Agreement shall be terminated as of the date of such death.

7.5 Disability. In the event that the Employee will during the term of this Agreement by reason of illness or mental or physical disability or incapacity be prevented from or incapable of performing the Duties hereunder, then the Employee shall be entitled to receive the remuneration provided for herein at the rate specified hereinbefore for the period during which such illness, disability or incapacity will continue, but not exceeding six (6) successive months. If such illness, disability or incapacity continues or will continue for a period longer than six (6) successive months, then this Agreement may, at the option of the Director of the Company, forthwith be terminated.

7.6 Termination Payments. Any payments made by the Company to the Employee upon the termination of this Agreement shall, be made in cash in a lump sum payment, or, if the Company does not have available funds, in equal monthly cash instalments over one year with interest at 8% per annum, in Remuneration Shares, or in a combination of cash and Remuneration Shares, subject to regulatory approval. All payments required to be made by the Company to the Employee pursuant to Section 7 hereof shall be made in full, irrespective of the amount of the term remaining under this Agreement.

8.          RIGHTS  AND  OBLIGATIONS  UPON  TERMINATION

8.1 Rights and Obligations. Upon termination of this Agreement, the Employee shall deliver up to the Company all documents, papers, plans, materials and other property of or relating to the affairs of the Company, other than the Employee's personal papers in regard to his role in the Company, which may then be in its or the Employee's possession or under his control.

9.     CLOSING

9.1 Closing Date. This Agreement shall be effective on the day after completion of the Purchase (as defined below).

9.2 Conditions of Closing. The parties hereto agree that it shall be a condition of the execution of this Agreement that prior to or contemporaneously with the execution of this Agreement:

(a) this Agreement shall be approved by the Board of Directors of the Company;

(b) the Employee shall terminate any previously existing employment contracts or terms; and

(c) the Company shall complete the purchase (the "Purchase") of all of the assets of VirtualSellers.com, Inc. ("VSI") pursuant to an Asset Purchase Agreement between the Company and VSI.

10.          NOTICES  AND  REQUESTS

10.1 Notices and Requests. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or mailed by registered or certified mail with postage prepaid and return receipt requested and addressed as follows:

(a)     if  to  the  Company:

Suncom  Telecommunications  Inc.
120  North  LaSalle  Street,  Suite  1000
Chicago,  Illinois,  USA,  60602

with  a  copy  to:

CLARK,  WILSON
Suite  800-885  West  Georgia  Street
Vancouver,  British  Columbia
V6C  3H1
Attention:  Bernard  Pinsky

(b)     If  to  the  Employee:

Kevin  Wielgus
536  South  Lyman
Des  Plaines,  Illinois
U.S.A.  60016

or to such other address as the party to receive notice or request so designates by written notice to the other.

11.          INDEPENDENT  PARTIES

11.1 Independent Parties. This Agreement is intended solely as an employment services agreement and no partnership, agency, joint venture, distributorship or other form of agreement is intended.

12.          AGREEMENT  VOLUNTARY  AND  EQUITABLE

12.1 Agreement Voluntary. The parties acknowledge and declare that in executing this Agreement they are each relying wholly on their own judgment and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of the other party regarding any matters dealt with herein or incidental thereto.

12.2 Agreement Equitable. The parties further acknowledge and declare that they each have carefully considered and understand the provisions contained herein, including, but without limiting the generality of the foregoing, the Employee's rights upon termination and the restrictions on the Employee after termination and agree that the said provisions are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.

13.          CONTRACT  NON-ASSIGNABLE;  INUREMENT

13.1 Contract Non-Assignable. This Agreement and all other rights, benefits and privileges contained herein may not be assigned by the Employee.

13.2 Inurement. The rights, benefits and privileges contained herein, including without limitation the benefits of Sections 2 and 7 hereof, shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators and successors.

14.          ENTIRE  AGREEMENT

14.1 Entire Agreement. This Agreement represents the entire Agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties. The Employee acknowledges that he was not induced to enter into this Agreement by any representation, warranty, promise or other statement, except as contained herein.

14.2 Previous Agreements Cancelled. Save and except for the express provisions of this Agreement, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the services of the Employee for the Company are hereby terminated and cancelled and each of the parties hereby releases and further discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such Agreement.

15.          WAIVER

15.1 Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other of its obligations herein shall be deemed or construed to be a consent or waiver to or of any breach or default of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act, or to declare either party in default irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights herein or of the right to then or subsequently declare a default.

16.          SEVERABILITY

16.1 Severability. If any provision contained herein is determined to be void or unenforceable in whole or in part, it is to that extent deemed omitted. The remaining provisions shall not be affected in any way.

17.          AMENDMENT

17.1 Amendment. This Agreement shall not be amended or otherwise modified except by a written notice of even date herewith or subsequent hereto signed by both parties.

18.          HEADINGS

18.1 Headings. The headings of the sections and subsections herein are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

19.          GOVERNING  LAW

19.1 Governing Law. This Agreement shall be construed under and governed by the laws of the State of Illinois and the laws of the United States applicable therein.

20.          EXECUTION

20.1 Execution in Several Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 26 day of April, 1999.

SUNCOM  TELECOMMUNICATIONS  INC.

Per:                 /s/  signed
           Authorized  Signatory



                                                                      )
SIGNED, SEALED AND DELIVERED by                                       )
KEVIN WIELGUS in the presence of:.                                    )
                                                                      )
/s/ signed . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )
------------------------------------------------------------------    )                     /s/ Kevin Wielgus
Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )                     -----------------
2754 N. Hampton Ct #1905                                              )                         KEVIN WIELGUS
------------------------------------------------------------------    )
Address. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )
Chicago IL 60614)                                                     )
-----------------------------------------------                       )
VP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )
------------------------------------------------------------------    )
Occupation . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )

                                  SCHEDULE "A"

                                EMPLOYEE'S DUTIES

The Employee's Duties as those that are assigned to him from time to time by the Board of Directors of the Company.

                                  SCHEDULE "B"

                                   OBJECTIVES

Revenue of $2,670,350 or more per month and Earnings before Income Taxes of $72,269 or more per month by December 31, 1999 (the "Target Date"). The Target Date may change due to unforeseeable circumstances or at the discretion of the Board of Directors of the Company.

                                  SCHEDULE "C"

                            NON-DISCLOSURE PROVISIONS

1.          CONFIDENTIAL  INFORMATION  AND  MATERIALS

     (a) "Confidential Information" shall mean, for the purposes of this Agreement, non-public information which the Company designates as being confidential or which, under the circumstances surrounding disclosure ought reasonably to be treated as confidential. Confidential Information includes, without limitation, information, whether written, oral or communicated by any other means, relating to released or unreleased the Company software or hardware products, the marketing or promotion of any product of the Company, the Company business policies or practices, and information received from others which the Company is obliged to treat as confidential. Confidential Information disclosed to the Employee by any subsidiary and/or agents of the Company is covered by this Agreement.

     (b) Confidential Information shall not include that information defined as Confidential Information hereinabove which the Employee can exclusively establish:

(i) is or subsequently becomes publicly available without breach of any obligation of confidentiality owed by the Company;

(ii) became known to the Employee prior to disclosure by the Company to the Employee;

(iii) became known to the Employee from a source other than the Company other than by the breach of any obligations of confidentiality owed to the Company; or

(iv)     is  independently  developed  by  the  Employee.

     (c) Confidential Materials shall include all tangible materials containing Confidential Information, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable.

2.          RESTRICTIONS

     (a) The Employee shall not disclose any Confidential Information to third parties for a period of three (3) years following the termination of this Agreement, except as provided herein. However, the Employee may disclose Confidential Information during bona fide execution of the Duties or in accordance with judicial or other governmental order, provided that the Employee shall give reasonable notice to the Company prior to such disclosure and shall comply with any applicable protective order or equivalent.

     (b) The Employee shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information, as defined hereinabove.

     (c) Confidential Information and Materials may be disclosed, reproduced, summarized or distributed only in pursuance of the business relationship of the Employee with the Company, and only as provided hereunder. The Employee agrees to segregate all such Confidential Materials from the materials of others in order to prevent co-mingling.

3.          RIGHTS  AND  REMEDIES

     (a) The Employee shall notify the Company immediately upon discovery of any unauthorized use or disclosure of Confidential Information or Materials, or any other breach of this Agreement by the Employee, and shall co-operate with the Company in every reasonable manner to aid the Company to regain possession of said Confidential Information or Materials and prevent all such further unauthorized use.

     (b) The Employee shall return all originals, copies, reproductions and summaries of or relating to the Confidential Information at the request of the Company or, at the option of the Company, certify destruction of the same.

     (c) The parties hereto recognize that a breach by the Employee of any of the provisions contained herein would result in damages to the Company and that the Company could not be compensated adequately for such damages by monetary award. Accordingly, the Employee agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

4.          MISCELLANEOUS

     (a) All Confidential Information and Materials are and shall remain the property of the Company. By disclosing information to the Employee, the Company does not grant any express or implied right to the Employee to or under any and all patents, copyrights, trademarks, or trade secret information belonging to the Company.

     (b) All obligations created herein shall survive change or termination of any and all business relationships between the parties.

     (c) The Company may from time to time request suggestions, feedback or other information from the Employee on Confidential Information or on released or unreleased software belonging to the Company. Any suggestions, feedback or other disclosures made by the Employee are and shall be entirely voluntary on the party of said Employee and shall not create any obligations on the part of the Company or a confidential agreement between the Employee and the Company. Instead, the Company shall be free to disclose and use any suggestions, feedback or other information from the Employee as the Company sees fit, entirely without obligation of any kind whatsoever to the Employee.